Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BTCS Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(c)	3,001,442	$5.4559	(1)	$16,375,567.41	$153.10 per $1,000,000	$2,507.10
Fees to Be Paid	Debt	Common Stock (underlying notes) (2)	457	(g)	1,334,679	$5.85	(3)	$7,807,872.15	$153.10 per $1,000,000	$1,195.39
Fees to Be Paid	Debt	Common Stock (underlying notes) (4)	457	(g)	773,078	$13.00	(5)	$10,050,014.00	$153.10 per $1,000,000	$1,538.66
Fees to Be Paid	Equity	Common Stock (underlying warrants) (6)	457	(g)	712,500	$11.50	(7)	$8,193,750.00	$153.10 per $1,000,000	$1,254.46
Fees to Be Paid	Equity	Common Stock (underlying warrants) (8)	457	(g)	532,191	$5.4559	(9)	$2,903,580.88	$153.10 per $1,000,000	$444.54
Fees to Be Paid	Equity	Common Stock (underlying warrants) (10)	457	(g)	879,375	$8.00	(11)	$7,035,000.00	$153.10 per $1,000,000	$1,077.06

	Total Offering Amounts							$52,365,784.43		$8,017.20
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$8,017.20

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock is estimated to be $5.4559, which is the average of the high and low closing sale prices of the shares of common stock as of July 28, 2025, as reported on The Nasdaq Capital Market.

(2) Represents shares of the Registrant’s common stock issuable upon conversion of convertible notes at a conversion price of $5.85 previously issued to the selling stockholders named in the Registration Statement. Assumes all interest which accrues on the convertible notes is paid in shares of common stock.

(3) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon conversion of convertible notes convertible at $5.85 per share, is in each case estimated based upon the higher of (a) the conversion price of such notes, and (b) $5.4559, which is the average of the high and low closing sale prices of the shares of common stock as of July 28, 2025, as reported on The Nasdaq Capital Market.

(4) Represents shares of the Registrant’s common stock issuable upon conversion of convertible notes at a conversion price of $13.00 previously issued to the selling stockholders named in the Registration Statement. Assumes all interest which accrues on the convertible notes is paid in shares of common stock.

(5) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon conversion of convertible notes convertible at $13.00 per share, is in each case estimated based upon the higher of (a) the conversion price of such notes, and (b) $5.4559, which is the average of the high and low closing sale prices of the shares of common stock as of July 28, 2025, as reported on The Nasdaq Capital Market.

(6) Represents shares of the Registrant’s common stock issuable upon exercise of warrants to purchase common stock previously issued to the selling stockholders identified in the Registration Statement at an exercise price of $11.50.

(7) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants exercisable at $11.50 per share, is in each case estimated based upon the higher of (a) the exercise price of such warrants, and (b) $5.4559, which is the average of the high and low closing sale prices of the shares of common stock as of July 28, 2025, as reported on The Nasdaq Capital Market.

(8) Represents shares of the Registrant’s common stock issuable upon exercise of warrants to purchase common stock previously issued to the selling stockholders identified in the Registration Statement at an exercise price of $2.75.

(9) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants exercisable at $2.75 per share, is in each case estimated based upon the higher of (a) the exercise price of such warrants, and (b) $5.4559, which is the average of the high and low closing sale prices of the shares of common stock as of July 28, 2025, as reported on The Nasdaq Capital Market.

(10) Represents shares of the Registrant’s common stock issuable upon exercise of warrants to purchase common stock previously issued to the selling stockholders identified in the Registration Statement at an exercise price of $8.00.

(11) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants exercisable at $8.00 per share, is in each case estimated based upon the higher of (a) the exercise price of such warrants, and (b) $5.4559, which is the average of the high and low closing sale prices of the shares of common stock as of July 28, 2025, as reported on The Nasdaq Capital Market.